UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  June 11, 2025

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 11, 2025, InterDigital, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The matters voted on at the 2025 Annual Meeting and the voting results for each matter are set forth below.

(i)
The following individuals were elected as directors of the Company to serve a one-year term until the Company’s annual meeting of shareholders in 2026 and until his or her successor is elected and qualified as follows:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Derek Aberle	20,201,660	130,673	26,554	2,752,676
Samir Armaly	19,827,216	501,514	30,157	2,752,676
Lawrence (Liren) Chen	20,180,039	142,691	36,157	2,752,676
Joan H. Gillman	19,901,597	435,305	21,985	2,752,676
S. Douglas Hutcheson	19,803,552	524,587	30,748	2,752,676
John A. Kritzmacher	19,637,992	695,190	25,705	2,752,676
John D. Markley, Jr.	18,835,308	1,497,862	25,717	2,752,676
Jean F. Rankin	19,717,443	620,328	21,116	2,752,676

(ii)	Shareholders voted on the adoption and approval of the Company’s 2025 Equity Incentive Plan as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
18,660,470	1,630,476	67,941	2,752,676

(iii)	Shareholders passed an advisory resolution to approve the Company’s executive compensation as reported in the Company’s 2025 proxy statement as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
19,562,552	673,031	123,304	2,752,676

(iv)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 as follows:

FOR	AGAINST	ABSTAIN
22,702,988	379,771	28,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Joshua D. Schmidt
Joshua D. Schmidt
Chief Legal Officer and Corporate Secretary

Date: June 16, 2025